UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 18, 2004

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

401 North 31st Street, Billings, MT 59116

(Address of principal executive offices, including zip code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Not Applicable.

Item 2. Acquisition or Disposition of Assets.

     Not Applicable.

Item 3. Bankruptcy or Receivership.

     Not Applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

     Not Applicable.

Item 5. Other Events.

     Not Applicable.

Item 6. Resignations of Registrant’s Directors.

     Not Applicable.

Item 7. Financial Statements and Exhibits.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Exhibit 99 — Fourth Quarter 2003 Shareholders’ Letter

Item 8. Change in Fiscal Year.

     Not Applicable.

Item 9. Regulation FD Disclosure.

     The information furnished under Item 12 is also being furnished under this Item 9.

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     Not Applicable.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     Not Applicable.

Item 12. Results of Operations and Financial Condition.

On February 18, 2004, First Interstate BancSystem, Inc. (the “Registrant”) issued its fourth quarter 2003 performance report and shareholders’ letter (the “Shareholders’ Letter”) to holders of common stock of the Company as of that date.

Certain statements contained in the Shareholders’ Letter constitute “forward-looking statements” that involve risk and uncertainties. The Registrant desires to caution readers that the following factors, among others, may cause the actual results, performance or achievements of the Registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions in those areas in which the Registrant operates, credit quality, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans and changes in governmental regulations. These and other risk factors are set forth in the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Shareholders’ Letter is attached as Exhibit 99 to this Current Report on Form 8-K.

In the Shareholders’ Letter under the heading “Selected Ratios (Unaudited),” the Registrant included the ratio “Return on average common equity, excluding market adjustment of securities,” which constitutes a non-GAAP financial measure (the “non-GAAP ratio”). The most directly comparable financial measure presented in accordance with GAAP is the ratio “Return on average common equity” which appears immediately prior to the non-GAAP ratio. A reconciliation between the two ratios is derived by including mark-to-market adjustment of securities as required under GAAP. The Registrant’s management believes the presentation of the non-GAAP ratio provides useful information to investors because the ratio does not take into account the mark-to-market adjustment of only a portion of the Company’s balance sheet.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2004

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
Chief Executive Officer